SUB-ITEM 77C

              SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

                              AIM INVESTMENT FUNDS


A Special Meeting of Shareholders of AIM Global Resources Fund (the "Fund"), now known as AIM Global Energy Fund, a portfolio of AIM Investment Funds, a Delaware business trust (the "Trust"), was held on August 17, 2001. The meeting was held for the following purposes:

(1)* To elect the following Trustees: Robert H. Graham, Frank S. Bayley, Ruth H. Quigley, Bruce L. Crockett, Owen Daly II, Albert R. Dowden, Edward K. Dunn, Jr., Jack M. Fields, Carl Frischling, Prema Mathai-Davis, Lewis F. Pennock and Louis S. Sklar.

(2)    To approve a new Investment Advisory Agreement with A I M Advisors, Inc.

(3)    To approve changing the fundamental investment restrictions of the Fund.

(4)    To approve making the investment objective of the Fund non-fundamental.

(5) To ratify the selection of PricewaterhouseCoopers LLP as independent accountants of the Fund for the fiscal year ending in 2001.

For a more detailed description of the proposals that were submitted to the shareholders, please see the attached proxy statement (attached hereto as Attachment A). The shareholders approved all proposals by the following vote:



                                                                    Withheld/
                TRUSTEES/MATTER                   Votes For        Abstentions
                                                  ---------        -----------

(1)*     Robert H. Graham........................104,314,837         3,884,079
         Frank S. Bayley.........................104,294,972         3,903,944
         Ruth H. Quigley.........................104,221,667         3,977,249
         Bruce L. Crockett.......................104,316,746         3,882,170
         Owen Daly II............................104,133,611         4,065,305
         Albert R. Dowden........................104,333,638         3,865,278
         Edward K. Dunn, Jr......................104,246,262         3,952,654
         Jack M. Fields..........................104,345,696         3,853,220
         Carl Frischling.........................104,193,869         4,005,047
         Prema Mathai-Davis......................104,249,127         3,949,789
         Lewis F. Pennock........................104,311,203         3,887,713
         Louis S. Sklar..........................104,300,433         3,898,483

--------
* Proposal 1 required approval by a combined vote of all of the portfolios of AIM Investment Funds

                                                                                               Votes       Withheld/
                                 MATTER                                       Votes For        Against    Abstentions
                                                                              ---------        -------    -----------
(2)      Approval of a new Investment Advisory Agreement with A I M
         Advisors, Inc. ......................................................1,260,936         44,263       57,796

(3)(a)   Approval of the Modification of the Fundamental Restriction on
         Portfolio Diversification..............................................968,799         53,343      340,853**

(3)(b)   Approval of the Modification of the Fundamental Restriction on
         Issuing Senior Securities and Borrowing Money..........................956,533         65,576      340,886**

(3)(c)   Approval of the Modification of the Fundamental Restriction on
         Underwriting Securities................................................951,579         58,884      352,532**

(3)(d)   Approval of the Addition of the Fundamental Restriction on Industry
         Concentration..........................................................971,757         50,345      340,893*   *

(3)(e)   Approval of the Modification of the Fundamental Restriction on
         Real Estate Investments................................................956,853         54,767      351,375**

(3)(f)   Approval of the Modification of the Fundamental Restriction on
         Purchasing or Selling Commodities......................................951,448         62,301      349,246**

(3)(g)   Approval of the Modification of the Fundamental Restriction on
         Making Loans...........................................................945,197         70,551      347,247**

(3)(h)   Approval of the Modification of the Fundamental Policy on Investment
         in Investment Companies................................................963,764         59,399      339,832**

(4)      Approval of Making the Investment Objective of the Fund
         Non-Fundamental........................................................957,710         62,044      343,241**

(5)      Ratification of the selection of PricewaterhouseCoopers LLP as
         Independent Accountants of the Fund..................................1,280,196         30,798       52,001

Proposal 1:      Approval of a New Investment Advisory Agreement (all Funds)

                                          For:          Against:     Abstain:
                                          ----          --------     --------

AIM Global Financial Services Fund        3,247,549      69,186        116,010
AIM Global Infrastructure Fund            1,572,427      26,525         72,464

Proposal 2(A):    Modification of Fundamental Restriction on Portfolio
                  Diversification (all Funds)

                                          For:          Against:     Abstain:
                                          ----          --------     --------

AIM Global Financial Services Fund        2,368,219      76,090        131,660
AIM Global Infrastructure Fund            1,206,125      39,097         79,951


--------
**     Includes Broker Non-Votes

Proposal 2(B):    Modification of Fundamental Restriction on Issuing Senior
                  Securities and Borrowing Money (all Funds)

                                          For:          Against:     Abstain:
                                          ----          --------     --------

AIM Global Financial Services Fund        2,345,719      97,974        132,276
AIM Global Infrastructure Fund            1,196,848      47,129         81,196


Proposal 2(C):    Modification of Fundamental Restriction on Underwriting
                  Securities (all Funds)

                                          For:          Against:     Abstain:
                                          ----          --------     --------

AIM Global Financial Services Fund        2,349,899      86,981        139,089
AIM Global Infrastructure Fund            1,205,889      40,164         79,120


Proposal 2(D):    Modification to or Addition of Fundamental Restriction on
                  Industry Concentration (all Funds)

                                          For:          Against:     Abstain:
                                          ----          --------     --------

AIM Global Financial Services Fund        2,355,931      81,435        138,603
AIM Global Infrastructure Fund            1,204,326      42,347         78,500


Proposal 2(E):    Modification of Fundamental Restriction on Real Estate
                  Investments (all Funds)

                                          For:          Against:     Abstain:
                                          ----          --------     --------

AIM Global Financial Services Fund        2,346,406      95,645        133,918
AIM Global Infrastructure Fund            1,203,791      45,913         75,469


Proposal 2(F):    Modification of Fundamental Restriction on Purchasing or
                  Selling Commodities (all Funds)

                                          For:          Against:     Abstain:
                                          ----          --------     --------

AIM Global Financial Services Fund        2,336,309     101,030        138,630
AIM Global Infrastructure Fund            1,196,282      48,177         80,714


Proposal 2(G):  Modification of Fundamental Restriction on Making Loans
                (all Funds)

                                          For:          Against:      Abstain:
                                          ----          --------      --------

AIM Global Financial Services Fund        2,328,415     108,884         138,670
AIM Global Infrastructure Fund            1,197,324      48,058          79,791

Proposal 2(H):    Modification of Fundamental Policy on Investment in
                  Investment Companies (all Funds)

                                          For:          Against:     Abstain:
                                          ----          --------     --------

AIM Global Financial Services Fund        2,352,494      84,569        138,906
AIM Global Infrastructure Fund            1,202,696      44,004         78,473


Proposal 3:       Making the Fund's Investment Objective Non-Fundamental
                  (all Funds)

                                          For:          Against:     Abstain:
                                          ----          --------     --------

AIM Global Financial Services Fund        2,312,309     126,644        137,016
AIM Global Infrastructure Fund            1,180,336      61,442         83,395


Proposal 4:       Ratification of Selection of PricewaterhouseCoopers LLP as
                  Independent Public Accountants (all Funds)

                                          For:          Against:     Abstain:
                                          ----          --------     --------

AIM Global Financial Services Fund        3,277,044      38,272        117,429
AIM Global Infrastructure Fund            1,580,147      22,849         68,420